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                                                                    Exhibit 99.1


                            CERTIFICATION PURSUANT TO
               RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934


         I, George B. Lemmon, Jr., Chief Executive Officer and President (Principal Executive Officer and Principal Financial Officer) of the Company certify that:

         1. I have reviewed this quarterly report on Form 10-Q of the Company;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this quarterly report on Form 10-Q; and

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report on Form 10-Q.

/s/ George B. Lemmon, Jr.
-------------------------
George B. Lemmon, Jr.
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

September 10, 2002






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